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                                                                     Exhibit 5.1


                                   May 3, 2002


John Deere Receivables, Inc.
First Interstate Bank Building
1 East First Street
Reno, Nevada  89501

John Deere Capital Corporation
First Interstate Bank Building
1 East First Street
Reno, Nevada  89501

Deere Receivables Corporation
First Interstate Bank Building
1 East First Street
Reno, Nevada  89501


                       Registration Statement on Form S-3

Ladies and Gentlemen:

         We are acting as counsel to John Deere Receivables, Inc., a Nevada corporation (the "Seller"), John Deere Capital Corporation, a Delaware corporation (the "Servicer"), and Deere Receivables Corporation, a Nevada corporation (the "DRC"), in connection with the Registration Statement on Form S-3 (such registration statement and any amendments thereto, the "Registration Statement") being filed by DRC and the Seller with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, relating to the offering from time to time, as set forth in the prospectus contained in the Registration Statement (the "Prospectus") and as to be set forth in one or more supplements to the Prospectus (each a "Prospectus Supplement"), of one or more classes of Asset Backed Notes (the "Notes") and Asset Backed Certificates (the "Certificates") with an aggregate issue price set forth in the Registration Statement.

         As described in the Registration Statement, the Notes and the Certificates will be issued from time to time in series, with each series to be issued either by a Delaware business trust (each, a "Trust") to be formed pursuant to a Trust Agreement (each, a "Trust Agreement") between the Seller and an Owner Trustee or by DRC. With respect to each series issued by a Trust, the Certificates will be issued pursuant to a Trust Agreement, and the Notes will be issued pursuant to an Indenture (each a "Trust Indenture") between the related Trust and an Indenture Trustee and, with respect to each series issued by DRC, the Notes will be issued pursuant to an Indenture (each a "DRC Indenture"; and, together with the Trust Indentures, the "Indentures") between DRC and an Indenture Trustee. The Notes and the Certificates will be sold from time to time pursuant to certain underwriting agreements (the "Underwriting Agreements") between the

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Seller, DRC (in the case of series of Notes issued by DRC) and the various underwriters named therein.

         We have examined and relied upon the Registration Statement and, in each case as filed with, or incorporated by reference in, the Registration Statement, the form of Sale and Servicing Agreement among a Trust or DRC (as the case may be), the Seller and the Servicer, the form of Trust Indenture (including forms of Notes included as exhibits thereto), the form of DRC Indenture (including forms of Notes included as exhibits thereto), the form of Trust Agreement (including the form of Certificate of Trust to be filed pursuant to the Delaware Business Trust Act and the form of Certificate filed as exhibit thereto) and the forms of Underwriting Agreements for the Notes and the Certificates (collectively, the "Operative Documents"). Terms used herein without definition have the meanings given to such terms in the Registration Statement.

         We are familiar with the corporate proceedings of the Seller and DRC to date and have examined such corporate records of the Seller and DRC and such other documents and certificates as we have deemed necessary as a basis for the opinions hereinafter expressed.

         Based on the foregoing, and having regard for such legal considerations as we have deemed relevant, we are of the opinion that, with respect to the Notes of any series, when (i) the final terms of such Notes have been duly established and approved by or pursuant to authorization of the Board of Directors of the Seller or DRC, as the case may be, (ii) the Operative Documents relating to such series have each been duly completed, executed and delivered by the parties thereto substantially in the form filed as an exhibit to the Registration Statement reflecting the terms established as described above,
(iii) in the case of a series of Notes to be issued by a Trust, the Certificates of Trust for such Trust has been duly executed by the Owner Trustee and filed with the Secretary of State of the State of Delaware, and (iv) such Notes have been duly authorized, executed and issued by the related Trust or DRC, as the case may be, and authenticated by the relevant Indenture Trustee, and delivered to and paid for by the purchasers thereof, all in accordance with the terms and conditions of the related Operative Documents and in the manner described in the Registration Statement, such Notes will constitute the valid and legally binding obligations of the Trust or DRC, as the case may be, entitled to the benefits of the related Indenture.

         The opinion set forth above is subject, as to enforcement, to (i) bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws relating to or affecting the enforcement of creditors' rights generally, and (ii) general equitable principles (regardless of whether enforcement is considered in a proceeding in equity of at law).

         We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the use of our name under the headings "Legal Opinions" in the Prospectus and the related Prospectus Supplement.

                                              Very truly yours,


                                              Shearman & Sterling

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